EXHIBIT 32.1

SECTION 906 CERTIFICATION

        The following statement is provided by the undersigned to accompany the Amendment No. 1 to the annual report on Form 10-K/A for the year ended December 28, 2002 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Amendment No. 1 to the annual report on Form 10-K/A fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Corvis Corporation.

/s/ DAVID R. HUBER		/s/ LYNN D. ANDERSON
Name:	David R. Huber	Name:	Lynn D. Anderson
Title:	Chairman of the Board, President, and Chief Executive Officer	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Company:	Corvis Corporation	Company:	Corvis Corporation

Date: March 22, 2004		Date: March 22, 2004